Exhibit 99.1

NEWS RELEASE

ICF International Announces Timing of Third Quarter 2015

Earnings Release and Conference Call

FOR IMMEDIATE RELEASE

FAIRFAX, Va. (September 28, 2015):

Presenters:          Mr. Sudhakar Kesavan, Chairman and Chief Executive Officer

                              Mr. John Wasson, President and Chief Operating Officer

                               Mr. James Morgan, Chief Financial Officer

Date:                      Thursday, October 29, 2015

Time:                     5 p.m. Eastern Time

Dial-in:                  1.800.708.4540 (U.S. toll free)

                                Confirmation number: 40805948

Audio Webcast:   http://investor.icfi.com

ICF International will release its third quarter 2015 results on Thursday, October 29, 2015, after the market close. The results will be available at: http://investor.icfi.com.

To participate in the conference call, please register at http://investor.icfi.com at least 15 minutes prior to the call and download and install any necessary software. Individuals interested in participating in the call should dial 1.800.708.4540 (U.S. toll free) and use access code 40805948. An archive will be available for one year following the live event.

A digital recording of the conference will be available beginning at 7:30 p.m. Eastern Time October 29, 2015, through 11:59 p.m. Eastern Time November 12, 2015. You may listen to the digital recording by calling 1.888.843.7419 (U.S. toll free) or +1.630.652.3042 (outside of the U.S.). The passcode is 40805948.

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For More Information

Investor information contact:

Lynn Morgen, MBS Value Partners, lynn.morgen@mbsvalue.com, +1.212.750.5800

Betsy Brod, MBS Value Partners, betsy.brod@mbsvalue.com +1.212.750.5800

Company information contact:

Steve Anderson, ICF International, steve.anderson@icfi.com, +1.703.934.3847

About ICF International

ICF International (NASDAQ:ICFI) provides professional services and technology solutions that deliver beneficial impact in areas critical to the world's future. ICF is fluent in the language of change, whether driven by markets, technology, or policy. Since 1969, we have combined a passion for our work with deep industry expertise to tackle our clients' most important challenges. We partner with clients around the globe—advising, executing, innovating—to help them define and achieve success. Our more than 5,000 employees serve government and commercial clients from more than 70 offices worldwide. ICF's website is www.icfi.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.